Exhibit 10.1

PROMISSORY NOTES CONVERSION AGREEMENT

THIS AGREEMENT made and effective this 30th day of September 2025 (“Effective Date”), by and between PetVivo Holdings, Inc., a Nevada corporation (“PETVIVO”), and the following named holder of two Promissory Notes of PETVIVO: [INSERT NAME], an individual having a primary address of [INSERT ADDRESS] (the “NOTEHOLDER”).

WITNESSETH, WHEREAS NOTEHOLDER and PETVIVO are parties to [INSERT NUMBER OF NOTES] Promissory Notes, (collectively the “NOTES”), which are identified and detailed in Exhibit A of this Agreement; and

FURTHER, WHEREAS PETVIVO, as of the effective date stated above, is indebted to NOTEHOLDER in the total amount of $_,___,___.__ (the “Outstanding Notes Balance”), consisting of the outstanding NOTES principal balance of $_,___,___.__ and accrued and unpaid interest thereon of $___,___.__1; and

FURTHER, WHEREAS NOTEHOLDER has agreed to convert the Outstanding Notes Balance into Shares of PETVIVO common stock at a conversion price of [$0.50, $0.65 or $0.75] per Share for the __________, 2025 note and [$0.50, $0.65 or $0.75] per Share for the ________, 2025 note; and

FURTHER, WHEREAS NOTEHOLDER and PETVIVO have agreed that each Share shall be one (1) restricted share of Company Common Stock, having a par value of $0.001 per share (“Share”).

NOW THEREFORE, for valuable consideration and upon the mutual promises and covenants, PETVIVO and NOTEHOLDER hereto agree as follows:

1.	NOTEHOLDER hereby agrees to convert the above-stated Outstanding Notes Balance into ___,___ Shares of PETVIVO common stock (“Conversion Shares”) at the conversion price of [$0.50, $0.65 or $0.75] per Share for the __________, 2025 note and [$0.50, $0.65 or $0.75] per Share for the __________, 2025 note. The issued common stock shares will be restricted shares of common stock, but will be free of all restrictions on transfer or sale, including restrictions on transfer under applicable state and federal securities laws, upon the satisfaction of the holding period pursuant to Rule 144 under the Securities Act.

2.	In consideration for full satisfaction of the NOTES and Outstanding Notes Balance owed to NOTEHOLDER by PETVIVO, PETVIVO shall deliver a certificate or book entry form at the Company’s stock transfer agent in the name of the NOTEHOLDER and issue an amount of _,___,___ shares of PETVIVO common stock to NOTEHOLDER, after which all such issued Conversion Shares shall be legally and validly issued and fully paid and non-assessable. Also, upon completion of issuance of the Conversion Shares, all debt and obligations owed by PETVIVO to the NOTEHOLDER pursuant to the NOTES shall be satisfied in full.

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1 The Parties have agreed to an interest payment to the Noteholder of one full year of interest in the amount of $__,___ for early conversion of the Note dated _________, 2025 and full interest to maturity of the $___,___ note calculated to ___________, 2025.

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EXECUTED by the parties hereto as of the Effective Date first above written.

PETVIVO: PetVivo Holdings, Inc.

By:
Name:	Garry Lowenthal
Title:	Chief Financial Officer

NOTEHOLDER: EILEEN SARROFF

By:
Name:

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Exhibit A

Noteholder	Date of Note	Note Principal	Accrued Interest as of Ful Maturity Date of Note	Total Principal and Accrued Interest	Conversion Price per Share	# of Conversion Shares

Totals

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